Exhibit 10.1

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of May 14, 2026, by and among: (1) SKYLINE BUILDERS GROUP HOLDING LTD. (the “Assignor”), (2) [*](the “Assignee”), and (3) REEMAG LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Company and the Assignor are party to that certain Subscription Agreement dated as of November 26, 2025, as amended by that certain First Amendment to Subscription Agreement dated as of March 26, 2026 (as so amended, the “Amended Subscription Agreement”);

WHEREAS, pursuant to the Amended Subscription Agreement (among other things): (A) the Assignor purchased from the Company at the Initial Closing the number of membership interests of the Company that resulted in the Assignor owning thirteen and 9/100 percent (13.09%) of the issued and outstanding membership interests of the Company immediately following the Initial Closing (the “Purchased Interests”) for an aggregate purchase price equal to three million dollars ($3,000,000), and

(B) the Assignor agreed to purchase from the Company (subject to the terms and conditions of the Amended Subscription Agreement):

(i) on or before May 31, 2026, the number of membership interests of the Company that will result in the Assignor owning twenty and 6/100 percent (20.06%) of the issued and outstanding membership interests of the Company immediately following the Second Closing for an aggregate purchase price equal to two million dollars ($2,000,000) (the “Second Closing Right”),

(ii) on or before July 31, 2026, the number of membership interests of the Company that will result in the Assignor owning thirty-three and 42/100 percent (33.42%) of the issued and outstanding membership interests of the Company immediately following the Third Closing for an aggregate purchase price equal to five million dollars ($5,000,000) (the “Third Closing Right”), and

(iii) on or prior to the earlier of (x) the closing of a sale or issuance or such other form of raising money by the Assignor, in a single transaction or series of related transactions, resulting in gross proceeds of at least two hundred million dollars ($200,000,000), or (y) September 30, 2026, the number of membership interests of the Company that will result in the Assignor owning fifty and 10/100 percent (50.10%) of the issued and outstanding membership interests of the Company immediately following the Fourth Closing for an aggregate purchase price equal to ten million dollars ($10,000,000) (the “Fourth Closing Right” and, together with the Second Closing Right and Third Closing Right, collectively the “Further Closing Rights”);

WHEREAS, the Assignor wishes to sell, transfer and assign to the Assignee, and the Assignee wishes to purchase and receive from the Assignor: (subject to the terms and conditions of this Agreement), the Purchased Interests, the Further Closing Rights and the other rights and obligations of the Assignor under the Amended Subscription Agreement specified hereinbelow for an aggregate purchase price of three million dollars ($3,000,0000) (the “Assignment Consideration”); and

WHEREAS, the Company is executing this Agreement in order to expressly acknowledge, recognize and consent to the Assignment (notwithstanding that Section 8(g) of the Amended Subscription Agreement expressly permits assignments of Assignor’s rights thereunder without the requirement of such consent);

NOW THEREFORE, in consideration of the terms and conditions contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned parties, and intending to be legally bound hereby, the undersigned parties hereby agree as follows:

Section 1. Definitions. Capitalized terms not defined in the Agreement shall have the meanings ascribed to such terms in the Amended Subscription Agreement.

Section 2. The Assignment.

(a) Assignment. Effective upon the Assignment Closing (as hereinafter defined): the Assignor does hereby sell, transfer and assign to the Assignee, and the Assignee does hereby purchase and receive from the Assignor: (1) the Purchased Interests, (2) the Further Closing Rights, and (iii) all other rights and obligations of the Assignor arising under or with respect to Amended Subscription Agreement (the “Assignment”), provided that the Assignment does not include or apply to the rights, claims or causes of action of the Company (or any other person or entity) against the Assignor resulting from any breach or default by the Assignor under the Amended Subscription Agreement or with respect to the transactions contemplated thereby occurring prior to the date of the Assignment Closing

(b) Consideration. The closing of the Assignment (the “Assignment Closing”) shall take place remotely by payment by the Assignee to the Assignor of the Assignment Consideration to the bank account designated by the Assignor in writing on or before the tenth business day following the full execution of this Agreement by the parties.

(c) Amended Subscription Agreement. In connection with the Assignment, the Assignee: (i) hereby makes for the benefit of the Company the representations and warranties of the Assignor under Section 2 (Buyer’s Representations and Warranties) of the Amended Subscription Agreement, and (ii) otherwise agrees to be bound by the terms and provisions of the Amended Subscription Agreement as the “Buyer” party thereunder (including, without limitation, Section 4 (Covenants)) from and after the Assignment Closing.

(d) Assumption of LLC Agreement. Contemporaneously with the execution and delivery of this Agreement, the Assignee and Company are executing and delivering to each other an Assumption Agreement relating to the Company’s LLC Agreement, which Assumption Agreement shall be in the form of Exhibit A attached hereto.

(e) The Company. The Company hereby acknowledges, recognizes and consents to the Assignment and foregoing, and agrees to recognize the Assignee as the owner and holder of the Purchased Interests from and after the Assignment Closing.

Section 3. Execution and Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Section 5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be determined in accordance with Section 8(a) of the Subscription Agreement.

Section 6. Consent to Jurisdiction. The parties consent to the jurisdiction and venue set forth in Section 8(a) of the Subscription Agreement.

Section 7. Headings. The headings in the Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the parties have duly executed the Agreement as of the date first written above.

Assignor:

SKYLINE BUILDERS GROUP HOLDING
LTD.

By:
Name:	Paul Mann
Title:	Executive Chairman

Company:

REEMAG LLC

By:
Name:	Pini Althaus
Title:	Chairman & CEO

Assignee:

[See page that follows]

IN WITNESS WHEREOF, the Assignor, intending to be legally bound, hereby executes and delivers this signature page to the Assignment and Assumption Agreement and authorizes the Company to attach it to the counterpart of the Amended Subscription Agreement executed or to be executed by the Company, which when so attached shall be considered effective and one and the same agreement.

[ASSIGNEE]

By:
Name:
Title:

EXHIBIT A

[See pages that follow]

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT (this “Agreement”) dated as of May 14, 2026, made by [*](“Additional Member”) in favor of Reemag LLC, a Delaware limited liability company (the “Company”).

R E C I T A L S:

A. The Company is governed by the Company’s Second Amended and Restated Limited Liability Company Agreement dated as of July 1, 2024 (the “LLC Agreement”).

B. Pursuant to an Assignment and Assumption Agreement of even date herewith executed by the Company and Additional Member (the “Assignment Agreement”), Additional Member has agreed to purchase thirteen and 9/100 percent (13.09%) of the issued and outstanding membership interests (the “Purchased Interests”) of the Company upon the Assignment Closing (as defined in the Assignment Agreement) and the Company has agreed to issue thereto upon and subject to the terms and conditions set forth in the Assignment Subscription Agreement.

C. Concurrently with Assignment Closing, Additional Member is acquiring the Purchased Interests.

D. A condition to Additional Member acquiring the Purchased Interests is Additional Member’s execution of this Agreement.

A G R E E M E N T

1. Effective automatically upon the Assignment Closing, Additional Member is hereby admitted as an additional member of the Company.

2. Effective automatically upon the Assignment Closing, Additional Member hereby (a) assumes all obligations and liabilities of a member of the Company under the LLC Agreement, (b) agrees to be bound by the provisions of the LLC Agreement, and (c) adopts the LLC Agreement with the same force and effect as if it were originally a party thereto.

3. Additional Member acknowledges that Additional Member is acquiring the Units in the Company subject to the terms and conditions of the LLC Agreement.

4. Additional Member agrees that all of the Units shall be bound by and subject to the terms of the LLC Agreement.

5. Any notice required to be provided to a member of the Company under the LLC Agreement shall be given to Additional Member at the address of Additional Member set forth above.

6. This Agreement shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

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IN WITNESS WHEROF, Additional Member has executed this Agreement as of the date first written above.

[ADDITIONAL MEMBER]

By:
Name:
Title:

The foregoing is hereby agreed to:	REEMAG LLC

By:
	Name:	Pini Althaus
	Title:	Chairman & CEO

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